As filed with the Securities and Exchange Commission on January 24, 2006
                                                    Registration No.  333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                         04-2949533
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                       Identification No.)

                  51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

                  CBS Corporation 1993 Long-Term Incentive Plan
                  CBS Corporation 1991 Long-Term Incentive Plan
           Infinity Broadcasting Corporation Stock Plan for Directors
         Infinity Broadcasting Corporation 1999 Long-Term Incentive Plan
         Infinity Broadcasting Corporation 1998 Long-Term Incentive Plan
               Infinity Broadcasting Corporation Stock Option Plan
                    Outdoor Systems, Inc. 1996 Omnibus Plan
                        King World Salesforce Bonus Plan
    King World Productions, Inc. and its Subsidiaries 1998 Stock Option and
                         Restricted Stock Purchase Plan
     King World Productions, Inc. 1996 Amended and Restated Stock Option and
                         Restricted Stock Purchase Plan
     King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of March 17, 1994
   King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of March 17, 1994
     King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of October 6, 1995
   King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of October 6, 1995
     King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 15, 1997
   King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 15, 1997
     King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 16, 1998
   King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 16, 1998
    King World Productions, Inc. Stock Option Agreement with Timothy Bennett dated as of September 16, 1998
     King World Productions, Inc. Stock Option Agreement with Dianne Hudson dated as of September 16, 1998
    King World Productions, Inc. Stock Option Agreement with Douglas Pattison dated as of September 16, 1998


                            (Full title of the plans)

                             Louis J. Briskman, Esq.
                  Executive Vice President and General Counsel
         CBS Corporation, 51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
            (Name, address and telephone number of agent for service)
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ------------------------ ----------------------- -------------------------- -------------------------
  Title of securities          Amount to be           Proposed maximum         Proposed maximum              Amount of
    to be registered          registered (1)         offering price per    Aggregate offering price     registration fee (3)
                                                         share (2)
------------------------- ------------------------ ----------------------- -------------------------- -------------------------

Class B Common Stock,            8,500,000                 $29.95                $254,575,000                 $27,240
par value $0.001 per
share
------------------------- ------------------------ ----------------------- -------------------------- -------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock"), of CBS Corporation (the "Registrant") that become issuable under the plans to which this Registration Statement relates by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Class B Common Stock of the Registrant.

(2) Based on the weighted average exercise price of outstanding employee stock options awarded under the plans to which this Registration Statement relates.

(3) Pursuant to Rule 457(p) under the Securities Act, the filing fee is being offset by $27,240 of the filing fee associated with approximately 30,000,000 of the shares of Class B Common Stock registered on the Registrant's Registration Statement on Form S-4 (Registration No. 333-128821), first filed with the Securities and Exchange Commission on October 5, 2005, as subsequently amended on November 23, 2005 (the "S-4 Registration Statement"). The aggregate amount of registration fee paid with respect to the S-4 Registration Statement and associated with such unsold shares is approximately $116,000.

                             INTRODUCTORY STATEMENT



         This Registration Statement on Form S-8 (this "Registration Statement") relates to 8,500,000 shares of Class B Common Stock, par value $0.001 per share (the "Common Stock"), of CBS Corporation (the "Registrant"), the name of which was changed from Viacom Inc. ("Viacom") upon completion of the Merger (defined below), issuable to holders of options to purchase shares of Class B Common Stock, par value $0.01 per share, of Viacom that were converted into options to purchase shares of Common Stock of the Registrant at the effective time of the merger of Viacom Merger Sub Inc. with and into Viacom (the "Merger") on December 31, 2005.





                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

















------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                    The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant (the name of which was changed from Viacom Inc. to CBS Corporation at the effective time of the Merger) are incorporated herein by reference into this Registration
Statement:

                    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (filed March 16, 2005);

                    (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005 (filed May 10, 2005), June 30, 2005 (filed August 5, 2005) and September 30, 2005 (filed November 7,
          2005);

                    (c) The Registrant's Current Reports on Form 8-K (i) filed March 14, 2005, (ii) filed March 15, 2005, (iii) filed April 15, 2005,
          (iv) filed May 3, 2005, (v) filed May 18, 2005, (vi) filed May 31, 2005, (vii) filed June 16, 2005, (viii) filed June 17, 2005, (ix) filed July 26, 2005, (x) filed October 18, 2005, (xi) filed November 21, 2005, (xii) filed November 28, 2005, (xiii) filed December 12, 2005, (xiv) filed December 12, 2005, (xv) filed December 14, 2005,
          (xvi) filed December 21, 2005, (xvii) filed December 30, 2005, (xviii) filed December 30, 2005, (xix) filed January 5, 2006, (xx) filed January 9, 2006 and (xxi) filed January 10, 2006; and

                    (d) The description of the Class B Common Stock of the Registrant included under the captions "Comparison of Stockholder Rights Before and After the Separation," "Description of CBS Corp. Capital Stock" and Exhibit 3.3, Form of Amended and Restated Certificate of Incorporation of Viacom Inc. following the separation, in the Registrant's Prospectus-Information Statement forming part of the Registrant's Registration Statement on Form S-4 (Registration No. 333-128821) first filed with the Commission on October 5, 2005, as subsequently amended on November 23, 2005, which description has been incorporated by reference in Item 1 of the Company's Amended Registration Statement on Form 8-A/A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 23, 2005 (Registration No. 001-32686).

                    In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Angeline C. Straka, Esq., Senior Vice President, Deputy General Counsel and Secretary of the Registrant, who has rendered an opinion stating that under applicable state law the shares of Class B Common Stock to which the Registration Statement relates will be, when issued and delivered, validly and legally issued, fully paid and non-assessable under the laws of the State of Delaware. As of January 19, 2006, Ms. Straka held 790 shares of Class B Common Stock, par value $0.001 per share, of the Registrant and held exercisable options to acquire approximately 380,989 shares of Class B Common Stock of the Registrant and non-exercisable options to acquire approximately 23,767 shares of Class B Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.

                  Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation (the "CBS Charter") contains provisions that eliminate directors' personal liability, in certain circumstances.

                  Pursuant to the CBS Charter and the Registrant's Amended and Restated Bylaws (the "CBS Bylaws"), the Registrant shall indemnify any person who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee (including a trustee) of another corporation, partnership, joint venture, trust or other enterprise (such person, an "indemnitee"), to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceeding. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Registrant shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the Board of Directors of the Registrant authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.

                  Pursuant to the CBS Charter and the CBS Bylaws, to the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the CBS Charter and the CBS Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Registrant is authorized to enter into an agreement with any director, officer or employee of the Registrant providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of the Registrant, that arises by reason of the fact that such person is or was a director, officer or employee of the Registrant, or is or was serving at the request of the

Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

                  The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the CBS Charter.

                  The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.


Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

                  See Exhibit Index.

Item 9. Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                          (i) to include any prospectus required by
                      Section 10(a)(3) of the Securities Act;

                          (ii) to reflect in the prospectus any facts
                      or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) to include any material information
                      with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of January, 2006.

                                             CBS CORPORATION



                                             By:/s/ Angeline C. Straka
                                                --------------------------------
                                                Name:  Angeline C. Straka
                                                Title: Senior Vice President,
                                                       Deputy General Counsel
                                                       and Secretary

                  Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 24th day of January, 2006.



Signature                                          Title


*
--------------------------------                   Director, President and
    Leslie Moonves                                 Chief Executive Officer
                                                   (Principal Executive Officer)


*
--------------------------------                   Executive Vice President
    Fredric G. Reynolds                            and Chief Financial Officer
                                                   Principal Financial Officer)

/s/ Susan C. Gordon
--------------------------------                   Senior Vice President,
    Susan C. Gordon                                Controller and
                                                   Chief Accounting Officer
                                                   (Principal Accounting
                                                   Officer)


*
 --------------------------------                  Director
   David R. Andelman


*
 --------------------------------                  Director
   Joseph A. Califano, Jr.



*
 --------------------------------                  Director
   William S. Cohen

*
 --------------------------------                  Director
    Philippe P. Dauman


*
 --------------------------------                 Vice Chair and Director
    Shari Redstone


*
 --------------------------------                 Chairman and Director
    Sumner M. Redstone


*
 --------------------------------                  Director
    Robert D. Walter




   *By: /s/ Angeline C. Straka
        --------------------------------------
         Angeline C. Straka, Attorney-in-Fact      January 24, 2006

                                  Exhibit Index

Exhibit No.    Description of Document

4.1* Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.2* Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.3*           Form of Merger Agreement (incorporated by reference to Exhibit
               2.1 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.4* CBS Corporation 1993 Long-Term Incentive Plan (as amended as of July 28, 1999) (incorporated by reference to Exhibit 10.16 to the Quarterly Report on Form 10-Q of Infinity Broadcasting Corporation for the quarter ended September 30, 1999 (File No. 001-14599)).

4.5* CBS Corporation 1991 Long-Term Incentive Plan (as amended as of July 28, 1999) (incorporated by reference to Exhibit 10.15 to the Quarterly Report on Form 10-Q of Infinity Broadcasting Corporation for the quarter ended September 30, 1999 (File No. 001-14599)).

4.6* Infinity Broadcasting Corporation ("Infinity") Stock Plan for Directors assumed by the Registrant after the merger with Infinity (Effective as of February 24, 2000) (incorporated by reference to Exhibit 10(aa)(ii) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2002 (File No. 001-09553)).

4.7* Infinity Broadcasting Corporation 1999 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.5 to Form S-8 filed by the Registrant February 21, 2001 (File No. 333-55346)).

4.8* Infinity Broadcasting Corporation 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.4 to Form 10-K filed by Infinity for the year ended December 31, 1999 (File No. 001-14599)).

4.9* Amended and Restated Infinity Broadcasting Corporation Stock Option Plan (incorporated by reference to Exhibit 4.4 to CBS Corporation's Registration Statement on Post-Effective Amendment No. 1 on Form S-8 to Form S-4 by CBS Corporation on January 2, 1997 (File No. 333-13219)).

4.10* Outdoor Systems, Inc. 1996 Omnibus Plan (incorporated by reference to Exhibit 10.16 to Form S-1 filed by Outdoor Systems, Inc. on February 22, 1996 (File No. 333-01582)).

4.11*          King World Salesforce Bonus Plan (incorporated by reference to
               Exhibit 10.2 to King World Productions, Inc.'s Registration Statement on Form S-8 filed by King World Productions, Inc. on April 22, 1997 (File No. 333-11363)).

4.12* King World 1998 Stock Option and Restricted Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of King World Productions, Inc. for the quarter ended March 31, 1999 (File No. 001-095531)).

4.13* King World 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K of King World Productions, Inc. for the fiscal year ended August 31, 1997 (File No. 001-09244)).

4.14* King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of March 17, 1994 (incorporated by reference to Exhibit 99.5 to the Schedule 13D filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on December 21, 1995 (File No. 005-35700)).

4.15*          King World Productions, Inc. Stock Option Agreement with Jeffrey
               D. Jacobs dated as of March 17, 1994 (incorporated by reference to Exhibit 99.6 to the Schedule 13D filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on December 21, 1995 (File No. 005-35700)).

4.16* King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of October 6, 1995 (incorporated by reference to Exhibit 99.7 to the Schedule 13D filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on December 21, 1995 (File No. 005-35700)).

4.17*          King World Productions, Inc. Stock Option Agreement with Jeffrey
               D. Jacobs dated as of October 6, 1995 (incorporated by reference to Exhibit 99.8 to the Schedule 13D filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on December 21, 1995 (File No. 005-35700)).

4.18* King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 15, 1997 (incorporated by reference to Exhibit 99.9 to the Schedule 13D, Amendment No. 2, filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on October 27, 1997 (File No. 005-35700)).

4.19*          King World Productions, Inc. Stock Option Agreement with Jeffrey
               D. Jacobs dated as of September 15, 1997 (incorporated by reference to Exhibit 99.10 to the Schedule 13D, Amendment No. 2, filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on October 27, 1997 (File No. 005-35700)).

4.20* King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 16, 1998 (incorporated by reference to Exhibit 4.9 to Form S-8 filed by the Registrant August 20, 2003 (File No. 333-108105)).

4.21*          King World Productions, Inc. Stock Option Agreement with Jeffrey
               D. Jacobs dated as of September 16, 1998 (incorporated by reference to Exhibit 4.10 to Form S-8 filed by the Registrant August 20, 2003 (File No. 333-108105)).

4.22* King World Productions, Inc. Stock Option Agreement with Timothy Bennett dated as of September 16, 1998 (incorporated by reference to Exhibit 4.11 to Form S-8 filed by the Registrant August 20, 2003 (File No. 333-108105)).

4.23* King World Productions, Inc. Stock Option Agreement with Dianne Hudson dated as of September 16, 1998 (incorporated by reference to Exhibit 4.12 to Form S-8 filed by the Registrant August 20, 2003 (File No. 333-108105)).

4.24* King World Productions, Inc. Stock Option Agreement with Douglas Pattison dated as of September 16, 1998 (incorporated by reference to Exhibit 4.13 to Form S-8 filed by the Registrant August 20, 2003 (File No. 333-108105)).

5.1** Opinion of Angeline C. Straka, Esq. as to the legality of the securities being registered.

23.1**         Consent of PricewaterhouseCoopers LLP.

23.2**         Consent of Angeline C. Straka, Esq.

24**           Powers of Attorney.

------------------
*      Previously filed or incorporated by reference in this Registration
       Statement.

**     Filed herewith